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                                                                Exhibit (e)(3)

                     ADMINISTRATIVE SERVICES AGREEMENT FOR
                                THE GOVETT FUNDS



TO:  FIRST DATA DISTRIBUTORS, INC.
     4400 Computer Drive
     Westboro, MA  01581



FROM:

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Name of Firm

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Address of Principal Office

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City, State, Zip Code


Ladies and Gentlemen:

For the mutual promises contained herein and other good and valuable consideration, we enter into this Agreement with you for the provision of administrative support services to your Customers ("Customers") who from time to time may beneficially own shares (the "Shares") of The GOVETT Funds (the "Fund") (including Shares of any and all series or portfolios thereof (individually, a "Portfolio" and collectively, the "Portfolios") and any classes thereof) of which you are the Distributor. The terms and conditions of this Administrative Services Agreement are as follows.

1. We understand that we will be compensated by you as set forth in the applicable current Prospectus for each Portfolio for services that we provide pursuant to this Agreement. The term "Prospectus" herein refers to the prospectus on file with the Securities and Exchange Commission (the "SEC") which is part of the registration statement of the Fund under the Securities Act of l933, as amended. We acknowledge that any compensation paid to us is subject to the terms of the Distribution and Services Plan adopted by the Portfolios (the "Plan").

2.   We will provide one or more of the following support services to Customers:
     (i) aggregating and processing purchase and redemption requests for Shares from Customers and placing net purchase and redemption orders with the Distributor; (ii) providing Customers with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; (iii) processing dividend payments from the Fund on behalf of Customers; (iv) providing information periodically to Customers showing their positions in the Fund's Shares; (v) arranging for bank wire transfer of funds to or from a Customer's account; (vi) responding to inquiries from Customers relating to the services performed under this Agreement; (vii) forwarding to Customers proxy statements and proxies containing any proposals regarding the Fund or a Portfolio; (viii) rendering ongoing advice respecting the suitability of particular investment opportunities offered by the Fund in light of the Customer's needs; and (ix) providing such other similar services as the Distributor may reasonably request to the extent that we are permitted to do so under applicable statutes, rules, or regulations. It is understood that not all Customers may require or wish to avail themselves of any or all of these services. We will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in our business, or any personnel employed by us) as may be reasonably necessary or beneficial in order to provide such services to Customers.

3. We will act solely as an agent for, upon the order of, and for the account of, our Customers. In no transaction shall we have any authority to act as agent for the Fund or for you.

4. Neither we nor any of our officers, employees or agents are authorized to make any representations concerning the Fund or the Shares except those contained in the Fund's then current prospectus or statement of additional information, copies of which will be supplied to you, or in such supplemental sales literature or advertising as may be authorized by you in writing.

5. We acknowledge that you are required under the Plan to provide to the Board of Trustees of the Fund, and the Board will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. We agree to furnish you with such information as may reasonably be requested (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with you in connection with preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.
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6.   We represent, warrant and agree that: (I) in no event will any of the services provided by us hereunder be primarily intended to result in the sale of Shares; (ii) the compensation payable to us hereunder, together with any other compensation payable to us by Customers in connection with the investment of their assets in Shares will be disclosed by us to our Customers, will be authorized by our Customers and will not result in an excessive or unreasonable fee to us; (iii) we will not advertise or otherwise promote our Customer accounts primarily as a means of investing in Shares or establish or maintain Customer accounts for the primary purpose of investing in Shares; (iv) in the event an issue pertaining to this Agreement or the Plan is submitted for shareholder approval, we will vote any Shares held for our own account in the same proportion as the vote of the Shares held for our Customers' accounts; and (v) we will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless we have obtained the licenses required by such law.

7. We hereby represent and warrant that: (a) we are a corporation, partnership, national association or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

8. We agree that you, your directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by us in connection with the performance of your obligations and duties under this Agreement, except a loss resulting from your willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by your reckless disregard thereof.

     Neither party may assert any cause of action against the other party under this Agreement that accrued more than two years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

     Each party shall have the duty to mitigate damages for which the other party may become responsible.

     Notwithstanding anything in this Agreement to the contrary, in no event shall you, your affiliates or any of your or their directors, officers, employees agents or subcontractors be liable to us under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity has been advised of the possibility of such damages.

9. We agree to indemnify you and hold you, your affiliates and the Fund and its affiliates (including all officers, trustees, directors, employees and agents thereof) (an "Indemnified Party") harmless from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney's fees) of any sort or kind which may be asserted against an Indemnified Party for which an Indemnified Party may be held liable in connection with this Agreement (a "Claim") unless such Claim resulted from a negligent act or omission to act or bad faith by you in the performance of your duties hereunder. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

10. We may terminate this Agreement by notice in writing to you, which termination shall become effective sixty (60) days after the date of mailing such notice to you. We agree that you have and reserve the right, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. This Agreement may be terminated with respect to a Fund or a class of Shares thereof at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees (as defined in the Plan), or by vote of a majority of the class of Shares of such Fund for which services are provided hereunder, on not more than 60 days' written notice. This Agreement shall terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act of 1940, as amended). Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of your right to enforce said provision thereafter. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.


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11.  This Agreement shall become effective as of the date when it is executed and dated by you below and shall be in substitution of any prior agreement between you and us covering the Fund. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the Commonwealth of Massachusetts. This Agreement is not assignable or transferable, except that your firm may assign or transfer this Agreement to any successor firm or corporation which becomes the Distributor of the Fund.


                                 [NAME OF SERVICING AGENT]

                                 -------------------------------

                                 -------------------------------


                                 BY:
                                     -----------------------------


Accepted:

FIRST DATA DISTRIBUTORS, INC.



By:
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Date:             day of               ,199
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